UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square 2001 Market Street, 28th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2020 (the “Amendment Date”), Passage Bio, Inc. (the “Company”) entered into an amended and restated sponsored research, collaboration and licensing agreement (the “Penn Expansion Agreement”) with The Trustees of the University of Pennsylvania (“Penn”) for research and development collaborations and exclusive license rights to patents for certain products and technologies, which supersedes the Company’s existing sponsored research, collaboration and licensing agreement with Penn, dated September 18, 2018, as amended. Under the Penn Expansion Agreement, the Company agreed to fund discovery research conducted by Penn for five years, beginning on the Amendment Date and received certain rights arising from the discovery research. This funding commitment is $5.0 million a year for five years, with quarterly payments of $1.3 million. The Company also received license rights to patents for a new gene therapy technology developed by Penn. The Penn Expansion Agreement increased the number of remaining options available to the Company to commence additional licensed programs for rare, monogenic CNS indications from six to eleven, and extended the option exercise window by three years. Accordingly, the window to exercise the eleven remaining options extends five years from the Amendment Date. If the Company were to exercise any of these options, it would owe a Penn non-refundable upfront fee of $1.0 million per product indication.

The foregoing description of the Penn Expansion Agreement is qualified in its entirety by reference to the Penn Expansion Agreement, a copy of which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: May 7, 2020	By:	/s/ Richard Morris
Richard Morris
Chief Financial Officer

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